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                                                                    EXHIBIT 21.1
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SUBSIDIARY                                    JURISDICTION
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
Angel Grove Productions, Inc.                 California
Bugboy Productions, Inc.                      California
CyberProd, Inc.                               California
Erik Productions                              California
Fox Kids (Latin America), Inc.                California
Fox Kids Europe Holdings, Inc.                California
Fox Kids Holdings, L.L.C.                     Delaware
Fox Kids Networks-Europe, Inc.                California
Fox Kids Worldwide, L.L.C.                    Delaware
Ian Productions, Inc.                         California
InterProd, Inc.                               California
Kids Rock, Inc.                               California
Laurel Way Productions, Inc.                  California
Melville Productions, Inc.                    California
MMPR Productions                              California
Pocket Productions, Inc.                      California
Saban Domestic Services, Inc.                 California
Saban Foods, Inc.                             California
Saban International Services, Inc.            California
Saban/Scherick Productions, Inc.              California
Saban Entertainment, Inc.                     Delaware
FCN Holding, Inc.                             Delaware
FCNH Sub, Inc.                                Delaware
Fox Childrens Network, Inc.                   Delaware
Storymakers, Inc.                             Delaware
Fox Kid's Music, Inc.                         Delaware
Fox Children's Music, Inc.                    Delaware
IFE Direct Marketing, Inc.                    Delaware
Calvin Gilmore Productions, Inc.              Delaware
Lynnhaven Acquisition Corp.                   Virginia
MTM Acquisition Company, Inc.                 Delaware
Game TV, Inc.                                 Delaware
Family Channel Pictures, Inc.                 Delaware
Cable Health TV, Inc.                         Delaware
Fit TV Partnership                            Delaware
IFE Jack Acquisition Corp.                    Delaware
Body By Jake Enterprises, L.L.C.              Delaware
IFE Latin America, Inc.                       Delaware
United Family Communications, L.L.C.          Delaware
IFE China, Inc.                               Delaware
Teen Dream Productions, Inc.                  California
International Family Entertainment, Inc.      Delaware
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
United States Family Entertainment, Inc.      Delaware
MTM Holding Company, Inc.                     Delaware
MTM Entertainment, Inc.                       Delaware
Company Six, Ltd.                             Delaware
Earth Productions, Inc.                       Delaware
Family Development Corp.                      Delaware
Family Game Shows, Inc.                       Delaware
Home Productions, Inc.                        Delaware
MTM Enterprises, Inc.                         California
Music to Music, Inc.                          Delaware
MTM Consumer Products, Inc.                   Delaware
Melody to Melody, Inc.                        Delaware
Apollo Productions, Inc.                      Delaware
Blanket Show Productions, inc.                Delaware
Cape Productions, Inc.                        Delaware
Ditchdigger Productions, Inc.                 Delaware
Family Challenge Productions, Inc.            Delaware
Good News Productions, Inc.                   Delaware
Kipper Productions, Inc.                      Delaware
Mimsey Music, Inc.                            California
MTM Music, Inc.                               California
Pretender Productions, Inc.                   Delaware
Queens Productions, Inc.                      Delaware
Sparks Productions, Inc.                      Delaware
Treasure Productions, Inc.                    Delaware
Creativite et Developement -                  Paris, France
Fox Kids Europe Limited                       United Kingdom
Fox Kids France SARL                          Paris, France
Fox Kids International Programming A.V.V.     Aruba
Saban Entertainment Germany GmbH              Munich, Germany
Saban Entertainment (U.K.), Limited           London, England
Saban International N.V.                      Curacao, Netherlands, Antilles
Saban International Paris SARL                Paris, France
Saban Merchandising and Licensing GmbH        Munich, Germany
TV-10, B.V.                                   Netherlands
Saban Entertainment Italy SRL                 Italy
Asian Television AdvertisingLLC               Delaware
Monaco Productions                            (Jurisdiction ?)
The Family Channel, Limited                   England and Wales
Saban Merchandising, Inc.                     California
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
Hernando Holdings Limited                     British Virgin Islands
Pretender Productions Ltd.                    Canada
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